UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 10, 2015

EMS FIND, INC.

(Exact name of registrant as specified in charter)

Nevada	333-174759	42-1771342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10745 Haldeman Avenue Philadelphia, Pennsylvania	19116
(Address of principal executive offices)	(Zip Code)

(215) 677-0200

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01  Regulation FD Disclosures.

On June 10, 2015, the Company became aware of a mailer being publicly circulated by third parties not engaged by or affiliated with the Company entitled “The Moskowitz Report”, which was designed to promote the market for our common stock.   We also noticed an apparent reaction to this mailer in the higher trading volume and prices for our common stock in the over-the-counter markets.

This is to confirm to our shareholders that this promotion was not authorized by the Company, and the Company, its officers, directors, or any of its controlling shareholders (holding 10% or more of our outstanding common stock) have not, directly or indirectly, been involved in any way in this promotion (including payments to any third-parties) or with the creation or distribution of these promotional materials related to the Company and its securities. The Company, its officers, directors or any controlling shareholders have not sold or purchased the Company’s securities in the markets within the past 30 days.

The Company does not have any outstanding warrants, options or other derivative securities that allow conversion into equity securities.

Item 8.01  Other Events.

The Company and its audit firm are currently completing the financial statements relating to the acquisition of EMS Factory for the 2015 Annual Report on Form 10-K, and we expect these filings to occur within the next 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : June 17, 2015 EMS FIND, INC. By: /s/ Steve Rubakh Steve Rubakh Chief Executive Officer

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